Exhibit 23.1



                           CONSENT OF PERRY-SMITH LLP

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

         We consent to the use in this Registration Statement of Ophthalmic Imaging Systems on Form SB-2 of our report, dated February 20, 2004, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


PERRY-SMITH LLP

/s/ Perry-Smith LLP
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Sacramento, California
June 21, 2004